Exhibit 2.4



                              COOPERATION AGREEMENT

                                 BY AND BETWEEN

                              PITTSTON COAL COMPANY

                                       AND

                       DICKENSON-RUSSELL COAL COMPANY, LLC








                                December 13, 2002



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                                Table of Contents

                                                                                                                Page
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
ARTICLE I  DEFINITIONS............................................................................................2
1.1.        Acquisition Agreement.................................................................................2
1.2.        Actuarial Firm........................................................................................2
1.3.        Affiliates, Successors, Assigns, Lessees or Contractors...............................................2
1.4.        Agreement.............................................................................................3
1.5.        Amended Medical Plan..................................................................................3
1.6.        Amended Plan Projected Cost...........................................................................3
1.7.        Classified Plan Expected Cost.........................................................................3
1.8.        Closing Layoff........................................................................................3
1.9.        Coal Act Liabilities..................................................................................3
1.10.       Collective Bargaining Agreement Liabilities...........................................................3
1.11.       Communications........................................................................................4
1.12.       Employee Related Liabilities..........................................................................4
1.13.       D-R...................................................................................................4
1.14.       Participants..........................................................................................4
1.15.       PCC...................................................................................................4
1.16.       Post-94 Retirees......................................................................................4
1.17.       Post-94 Retiree Medical Liabilities...................................................................4
1.18.       Recurrence Claim......................................................................................4
1.19.       Relative Cost Factor..................................................................................4
1.20.       Third Parties.........................................................................................5
1.21.       UMWA..................................................................................................5
1.22.       Workers' Compensation and Federal Black Lung Liabilities..............................................5
ARTICLE II  COAL ACT LIABILITIES..................................................................................5
2.1.        General...............................................................................................5
ARTICLE III  POST-94 RETIREE MEDICAL LIABILITIES..................................................................7
3.1.        General...............................................................................................7
3.2.        Amendment to Collective Bargaining Agreements.........................................................9
3.3.        PCC Amendments to the Medical Plans..................................................................11
3.4.        D-R Provision of Benefits............................................................................12
ARTICLE IV  WORKERS' COMPENSATION AND FEDERAL BLACK LUNG LIABILITIES.............................................13
4.1.        General..............................................................................................13
4.2.        Litigation and Disputes..............................................................................14
4.3.        No Adverse Changes...................................................................................14
4.4.        Recurrence of Prior Claims...........................................................................15
ARTICLE V  EMPLOYEE RELATED LIABILITIES..........................................................................16
5.1.        Employee Related Liabilities.........................................................................16
ARTICLE VI  Collective bargaining agreement......................................................................17
6.1.        Collective Bargaining Agreement Liabilities..........................................................17
ARTICLE VII  DISPUTE RESOLUTION..................................................................................18
ARTICLE VIII  TERM...............................................................................................19
ARTICLE IX  MISCELLANEOUS........................................................................................19
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
9.1.        Cooperation..........................................................................................19
9.2.        Continuing Obligations...............................................................................20
9.3.        D-R Communication with Third Parties.................................................................21
9.4.        Litigation Support...................................................................................22
9.5.        Confidentiality......................................................................................22
9.6.        Governing Law........................................................................................23
9.7.        Successors and Assigns...............................................................................23
9.8.        Notices and Payments.................................................................................24

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                              COOPERATION AGREEMENT


     THIS COOPERATION AGREEMENT, made as of December 13, 2002, by and between PITTSTON COAL COMPANY, a Delaware corporation ("PCC"), on its own behalf and on behalf of its Affiliates, and DICKENSON-RUSSELL COAL COMPANY, LLC, a Delaware limited liability company ("D-R"), on its own behalf and on behalf of its Affiliates.

                                    RECITALS

     WHEREAS, D-R, PCC and certain Affiliates of PCC have entered into a certain asset purchase agreement as set forth on Schedule A, dated as of October 29, 2002 (such agreement, together with the Exhibits and Schedules attached thereto being hereinafter referred to as the "Acquisition Agreement"), pursuant to which D-R has agreed to purchase or acquire from PCC and certain of its Affiliates certain assets, and assume certain liabilities, all upon the terms and subject to the conditions set forth in the Acquisition Agreement;

     WHEREAS, pursuant to the Acquisition Agreement, PCC has agreed to retain certain liabilities and certain assets; and

     WHEREAS, PCC, PCC Parent, D-R and Alpha Natural Resources, LLC, a Delaware limited liability company, have entered into the Indemnification and Guaranty Agreement; and

     WHEREAS, PCC and D-R desire to establish certain administrative procedures with respect to their respective obligations under the Acquisition Agreement; provided, however, that nothing in this Agreement is intended in any way to reallocate risk or modify the allocation of liabilities in the Acquisition Agreement or the Indemnification and Guaranty Agreement; and provided, further, that nothing in this Agreement, the Acquisition Agreement or the Indemnity Agreement is intended to, nor should be construed to, establish a single employer, joint employer, common employer and/or alter ego relationship between PCC and its Affiliates on the one hand and D-R and its Affiliates on the other hand.



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     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and in the Acquisition Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PCC and D-R agree that:

                                   ARTICLE I
                                   DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified below. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in the Acquisition Agreement.

     1.1. Acquisition Agreement.

     "Acquisition Agreement" shall have the meaning set forth in the Recitals to this Agreement.

     1.2. Actuarial Firm.

     "Actuarial Firm" shall have the meaning set forth in Section 3.2(b) hereof.

     1.3. Affiliates, Successors, Assigns, Lessees or Contractors.

     "Affiliates, Successors, Assigns, Lessees or Contractors" shall mean D-R's Affiliates, contractual successors and assigns, and lessees and contractors who, as part of a contractual arrangement with D-R or one of its Affiliates, offer employment to the current or former Employees of an Asset Sale Company.


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     1.4. Agreement.

     "Agreement" shall mean this Cooperation Agreement, together with the Schedule[s] attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

     1.5. Amended Medical Plan.

     "Amended Medical Plan" shall have the meaning set forth in Section 3.2(a) hereof.

     1.6. Amended Plan Projected Cost.

     "Amended Plan Projected Cost" shall have the meaning set forth in Section 3.2(b) hereof.

     1.7. Classified Plan Expected Cost.

     "Classified Plan Expected Cost" shall have the meaning set forth in Section 3.2(b) hereof.

     1.8. Closing Layoff.

     "Closing Layoff" shall have the meaning set forth in Section 6.1 hereof.

     1.9. Coal Act Liabilities.

     "Coal Act Liabilities" shall mean those Retained Liabilities specified in
Section 1.95(j) of the Acquisition Agreement.

     1.10. Collective Bargaining Agreement Liabilities.

     "Collective Bargaining Agreement Liabilities" shall mean those liabilities assumed by the Buyer pursuant to Section 8.2 of the Acquisition Agreement and
Section IV of Schedule 1.9 thereto.


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     1.11. Communications.

     "Communications" shall have the meaning set forth in Section 2.1(a) hereof.

     1.12. Employee Related Liabilities.

     "Employee Related Liabilities" shall mean those Retained Liabilities specified in Sections 1.95(d), 1.95(e), 1.95(f), 1.95(i), 1.95(l), 1.95(m),
1.95(n), and 1.95(p) of the Acquisition Agreement.

     1.13. D-R.

     "D-R" shall have the meaning set forth in the preamble to this Agreement.

     1.14. Participants.

     "Participants" shall have the meaning set forth in Section 3.4 hereof.

     1.15. PCC.

     "PCC" shall have the meaning set forth in the preamble to this Agreement.

     1.16. Post-94 Retirees.

     "Post-94 Retirees" shall mean the current and former Classified Employees for whom PCC has retained liabilities pursuant to Section 1.95(k) of the Acquisition Agreement.

     1.17. Post-94 Retiree Medical Liabilities

     "Post-94 Retiree Medical Liabilities" shall mean those Retained Liabilities specified in Section 1.95(k) of the Acquisition Agreement.

     1.18. Recurrence Claim.

     "Recurrence Claim" shall have the meaning set forth in Section 4.4 hereof.

     1.19. Relative Cost Factor.

     "Relative Cost Factor" shall have the meaning set forth in Section 3.2(b) hereof.


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     1.20. Third Parties.

     "Third Parties" shall have the meaning set forth in Section 9.3 hereof.

     1.21. UMWA.

     "UMWA" shall mean the International Union, United Mine Workers of America, including its district and local unions.

     1.22. Workers' Compensation and Federal Black Lung Liabilities.

     "Workers' Compensation and Federal Black Lung Liabilities" shall mean those Retained Liabilities specified in Sections 1.95(b) and 1.95(c) of the Acquisition Agreement.

                                   ARTICLE II
                              COAL ACT LIABILITIES

     2.1. General.

     In order to assist PCC with regard to the satisfaction of the Coal Act Liabilities, PCC and D-R agree as follows:

     (a)  Notices and Communication.

     In the event D-R or any of its Affiliates, Successors, Assigns, Lessees or Contractors receive from any administrative, judicial or other source any claims, communications, correspondence, notices, invoices and/or other documents (collectively, "Communications") that are related to the Coal Act Liabilities, D-R agrees that it shall, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to:

          (i) promptly send to PCC or its designated Affiliate a copy of any such Communications; and


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          (ii) cooperate with PCC in notifying the sender of the Communications that such Communications should be sent to PCC or its designated Affiliate.

     (b) Litigation.

     PCC shall have the exclusive right to pursue and/or defend currently pending litigation or to commence and/or defend future litigation, with respect to any issue relating to the Coal Act Liabilities, including, but not limited to, claims pertaining to specific beneficiaries, statutory construction or the constitutionality of the Coal Act, as PCC deems necessary or appropriate.

     (c) Administration. PCC or one or more of its Affiliates shall be solely responsible for administering the Coal Act Liabilities and shall take such actions as it deems necessary or appropriate to administer the Coal Act Liabilities, including, but not limited to:

          (i) pursuing administrative or judicial challenges to the assignment of beneficiaries to PCC or any of its Affiliates in accordance with the terms of the Coal Act;

          (ii) administering claims under the individual employer plan required to be maintained under Section 9711 of the Coal Act, including entering into agreements with third party administrators and resolving or litigating claim disputes;

          (iii) implementing managed care and/or other methods of delivery; and


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          (iv) discussing managed care and cost containment options with the
               UMWA.

                                  ARTICLE III
                       POST-94 RETIREE MEDICAL LIABILITIES

     3.1. General.

     In order to assist PCC with regard to the satisfaction of the Post-94 Retiree Medical Liabilities, PCC and D-R agree as follows:

     (a) Administration.

     PCC or one or more of its Affiliates shall be solely responsible for administering the Post-94 Retiree Medical Liabilities, making such determinations, awarding and denying such benefits, seeking such administrative and judicial rulings and remedies and taking all such other actions as PCC shall deem necessary or appropriate.

     (b)  Notices and Communication.

          (i) PCC shall have the exclusive right to provide such notices, if any, as PCC deems necessary or appropriate to the Post-94 Retirees, the UMWA and any insurers and third party administrators providing services or benefits related to the Post-94 Retiree Medical Liabilities, with respect to PCC's retention, administration and satisfaction of the Post-94 Retiree Medical Liabilities.

          (ii) In the event D-R or any of its Affiliates, Successors, Assigns, Lessees or Contractors receives any Communications that are related to the Post-94 Retiree Medical Liabilities, D-R agrees that it shall, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to, promptly send to PCC or its designated Affiliate a copy of any such Communications and to cooperate with PCC in notifying the sender of the Communications that such Communications should be sent to PCC or its designated Affiliate.


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          (iii) D-R shall provide to PCC, on a monthly basis, written notice of
               (and by electronic means if available) (a) the names and social security numbers, (b) dates of hire, (c) location of employment and whether such employment is covered by a collective bargaining agreement and (d) whether D-R believes that in the event any such individual becomes entitled to retiree medical benefits, liability therefor would be a Post-94 Retiree Medical Liability, for all Classified Employees listed on Schedules 1.95(k)(1) and 1.95(k)(3) of the Acquisition Agreement who are recalled or hired by D-R or any of its Affiliates, Successors, Assigns, Lessees or Contractors. Each monthly notice shall include only new or changed information from the last update.

          (iv) The foregoing monthly notices also shall identify whenever the total number of Classified Employees working at the Purchased Assets listed on Schedule 1.95(k)(2) of the Acquisition Agreement
               (A) reaches the 273 Threshold, (B) exceeds the 273 Threshold or
               (C) decreases to less than the 273 Threshold, including the dates on which the events described in (A), (B) and (C) of this paragraph occurred.

          (v) D-R shall provide written notice to PCC in the event D-R or any of its Affiliates, Successors, Assigns, Lessees or Contractors negotiates any successor agreement to any of the Collective Bargaining Agreements that does not require such entity to provide retiree medical benefits to UMWA pensioners, or which contains any modifications or amendments to or replacements of any Classified Employee Retiree Medical Plan.

          (vi) D-R shall provide all information reasonably requested by PCC in connection with any Classified Employee listed on Schedules 1.95(k)(1) and 1.95(k)(3) of the Acquisition Agreement who seeks

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               to receive retiree health benefits from D-R or PCC and whom D-R or PCC believes is the responsibility of PCC under the Post-94 Retiree Medical Liabilities, including, without limitation, a copy of such Classified Employee's UMWA Pension Plan award letter and calculation worksheet, dates of employment with D-R or its Affiliates, Successors, Assigns, Lessees or Contractors, and verification that such Employee was hired or recalled to work at the Purchased Assets listed on Schedule 1.95(k)(2) of the Acquisition Agreement.

          (vii) D-R shall provide all other information reasonably requested by PCC in order to satisfy and/or administer the Post-94 Retiree Medical Liabilities.

     (c)  Litigation and Disputes.

          (i) PCC shall have the exclusive right to resolve any dispute regarding Post-94 Retiree Medical Liabilities as PCC in its discretion deems appropriate, including the exclusive right to institute and/or defend against any litigation related to Post-94 Retiree Medical Liabilities.

          (ii) PCC shall have the right to challenge any assertion that the retiree medical benefits for any Classified Employee listed on Schedules 1.95(k)(1) and 1.95(k)(3) of the Acquisition Agreement is a Post-94 Retiree Medical Liability. In the event such a challenge cannot be mutually resolved between PCC and D-R, it shall become a Dispute under this Agreement and resolved in accordance with Article VI hereof.

     3.2. Amendment to Collective Bargaining Agreements.

     (a) D-R and PCC acknowledge that from time to time it may be necessary for D-R or its Affiliates, Successors, Assigns, Lessees or Contractors to re-negotiate the terms of the Collective Bargaining Agreements. In the


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          event that D-R or its Affiliates, Successors, Assigns, Lessees or
          Contractors agrees to any modifications or amendments to the benefits provided under, or to the plan design of, any Classified Employee Retiree Medical Plan ("Amended Medical Plan"), to the extent allowed by law PCC shall have the right to determine whether to satisfy the Post-94 Retiree Medical Liabilities through the Classified Employee Retiree Medical Plan(s) or through any Amended Medical Plan, provided, however, in the event a claim against D-R or PCC is filed with a court or administrative agency with jurisdiction over the claim, asserting that the Post-94 Retiree Medical Liabilities must be provided through an Amended Medical Plan, then, (i) in the event the claim is asserted against PCC, PCC may elect to satisfy the Post-94 Medical Liabilities though an Amended Medical Plan, and (ii) in the event the claim is asserted against D-R, PCC shall agree, upon the written request of D-R, to satisfy such Liabilities through the Amended Medical Plan.

     (b) In the event an Amended Medical Plan is negotiated by D-R or its Affiliates, Successors, Assigns, Lessees or Contractors, PCC shall have the right, at its sole cost and expense, to submit to the actuarial firm of Mercer Human Resource Consulting, or another actuarial firm mutually acceptable to PCC and D-R (the "Actuarial Firm"): (i) the Classified Employee Retiree Medical Plan(s) pursuant to which PCC is satisfying the Post-94 Retiree Medical Liabilities; and (ii) the Amended Medical Plan. The Actuarial Firm will perform a relative value analysis of each plan, including its administration, using actuarial methods designed to estimate the cost difference between two or more plans. This analysis will compare the coverage provisions of the Amended Medical Plan to those of the Classified Employee Retiree Medical Plan(s) to determine the relative cost of


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          each plan based on the respective benefit design and services covered.
          This relative cost will be calculated as a factor representing the percentage cost difference of the Amended Medical Plan relative to the Classified Employee Retiree Medical Plan(s) ("Relative Cost Factor"). If the relative value analysis demonstrates that the cost of the Amended Medical Plan, including its administration, exceeds the cost of the Classified Employee Retiree Medical Plan(s), including its administration, and PCC chooses or is required to satisfy the Post-94 Retiree Medical Liabilities through the Amended Medical Plan, D-R will reimburse PCC that amount by which the projected cost to be incurred by PCC for that plan year to satisfy the Post-94 Retiree Medical Liabilities under the Amended Medical Plan ("Amended Plan Projected Cost") exceeds the amount PCC would have expected to incur under the terms of the Classified Employee Retiree Medical Plan(s) ("Classified Plan Expected Cost"). This amount shall be divided and reimbursed in four equal installments at the end of each calendar quarter. The Amended Plan Projected Cost and the Classified Plan Expected Cost will be estimated based on actuarial methods and factors, including the historical experience of the plans, expected medical cost and utilization trend, demographic differences and the Relative Cost Factor.

     (c) Either PCC or D-R shall have the right to request that the Actuarial Firm perform a new relative value analysis of the Classified Employee Retiree Medical Plan(s) and the Amended Medical Plan, or any successor thereto: (i) at the termination of any collective bargaining agreement to which D-R or any of its Affiliates, Successors, Assigns, Lessees or Contractors are signatory or every five years, whichever occurs first; and (ii) in the event legislation is enacted which affects the terms or costs of any such plan. The party requesting such new relative value analysis shall pay all costs and expenses associated therewith.

     3.3. PCC Amendments to the Medical Plans.

     If PCC has or secures from the UMWA a right to change the medical plan(s) by which it satisfies the Post-94 Retiree Medical Liabilities, PCC may make any


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such changes so long as they do not impose any liability or additional costs or obligations on D-R or its Affiliates, Successors, Assigns, Lessees or Contractors.

     3.4. D-R Provision of Benefits.

     D-R and PCC acknowledge that there is a possibility that participants for which PCC is required to satisfy the Post-94 Retiree Medical Liabilities may demand under the Collective Bargaining Agreements that D-R or its Affiliates, Successors, Assigns, Lessees or Contractors, rather than PCC, provide their retiree medical benefits ("Participants"). In the event D-R or its Affiliates, Successors, Assigns, Lessees or Contractors is required to provide such retiree medical benefits for any such Participant:

     (a) PCC shall reimburse D-R or its Affiliates, Successors, Assigns, Lessees or Contractors the Classified Plan Expected Cost, prorated for each such Participant, which will be estimated based on actuarial methods and factors, including the historical experience of the plans, expected medical cost and utilization trend, demographic differences and the Relative Cost Factor. This amount shall be divided and reimbursed in four equal installments at the end of each calendar quarter.

     (b) Either PCC or D-R shall have the right to request that the Actuarial Firm perform a new relative value analysis of the Classified Employee Retiree Medical Plan(s) and the Amended Medical Plan, or any successor thereto: (i) at the termination of any collective bargaining agreement to which D-R or any of its Affiliates, Successors, Assigns, Lessees or Contractors are signatory or every five years, whichever occurs first; and (ii) in the event legislation is enacted which affects the terms or costs of any such plan. The party requesting such new relative value analysis shall pay all costs and expenses associated therewith.


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                                   ARTICLE IV
            WORKERS' COMPENSATION AND FEDERAL BLACK LUNG LIABILITIES

     4.1. General.

     In order to assist PCC with regard to the satisfaction of the Workers' Compensation and Federal Black Lung Liabilities, PCC and D-R agree as follows:

     (a) Administration.

     PCC or one or more of its Affiliates shall be solely responsible for administering the Workers' Compensation and Black Lung Liabilities, including making such determinations, awarding and denying such benefits, seeking such administrative and judicial rulings and remedies and taking all such other actions as PCC shall deem necessary or appropriate.

     (b) Notices and Communication.

          (i) D-R and PCC agree to cooperate with each other in providing any notices that may be necessary to the appropriate Governmental Authority regarding the allocation between PCC, on the one hand, and D-R, on the other hand, of the Workers' Compensation and Federal Black Lung Liabilities.

          (ii) In the event D-R or any of its Affiliates, Successors, Assigns, Lessees or Contractors receive any Communications that are related to the Workers' Compensation and Federal Black Lung Liabilities, D-R agrees that it shall, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to, send promptly to PCC or its designated Affiliate a copy of any such Communications.

          (iii) D-R and PCC agree to cooperate with each other in providing such notices of the allocation of liabilities under the Acquisition

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               Agreement as D-R and PCC deems appropriate to any insurer or third party administrator providing services or benefits related to the Workers' Compensation and Federal Black Lung Liabilities.

     4.2. Litigation and Disputes.

     PCC shall have the right to resolve or defend against any claim that is related to the Workers' Compensation and Federal Black Lung Liabilities in such manner as PCC in its discretion deems appropriate, in accordance with such procedures as PCC deems appropriate and with the controlling Workers' Compensation Act and federal black lung Laws, including raising the defense that D-R is the responsible operator under the federal black lung Laws because D-R or its Affiliates, Successors, Assigns, Lessees or Contractors is a successor-in-interest to PCC or its Affiliates; provided, however, that D-R shall have the right to respond that PCC is the responsible operator under the federal black lung Laws notwithstanding D-R's acquisition of the Purchased Assets. PCC also shall have the right to institute or defend against any litigation related to the Workers' Compensation and Federal Black Lung Liabilities, except that PCC shall promptly notify D-R of any workers' compensation or federal black lung claim in which it intends to assert that D-R is responsible for payment of the same under the Acquisition Agreement, in which case D-R shall have the right to intervene in any such action to oppose PCC's position. Any dispute as to which entity is the responsible entity for such workers' compensation claims shall be determined in accordance with the Workers' Compensation Acts, and any dispute as to which entity is the responsible operator for such black lung claims shall be determined in accordance with the federal black lung Laws.

     4.3. No Adverse Changes.

     D-R agrees that it will, and will cause its Affiliates, Successors, Assigns, Lessees or Contractors to, use its or their commercially reasonable

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efforts to retain in effect any lawful program or practice of PCC or its
Affiliates in effect at Closing that is intended to reduce employer liability or the length of time an employee is entitled to receive benefits under the Workers' Compensation Act.

     4.4. Recurrence of Prior Claims.

     In the event D-R or any of its Affiliates, Successors, Assigns, Lessees or Contractors receives a claim under the applicable Workers' Compensation Acts or federal black lung Laws and D-R or its Affiliates, Successors, Assigns, Lessees or Contractors believes in good faith that such claim relates to, or is a recurrence of, a prior claim that constituted a Workers' Compensation or Federal Black Lung Liability (a "Recurrence Claim"), the provisions of this Section 4.4 shall govern. D-R shall promptly notify PCC of any Recurrence Claim and the basis for its determination that such claim is a Recurrence Claim prior to communicating its determination to any other person or entity. If PCC agrees with D-R that such claim is a Recurrence Claim, such claim shall be deemed a Workers' Compensation and Federal Black Lung Liability, and the rights and obligations of the parties shall be as provided in this Article IV. If PCC disagrees with D-R's position, the matter will be submitted to the appropriate Governmental Authority for a determination, with each side being responsible for its respective costs in such procedure. D-R recognizes that in the event the employee who has filed the claim disagrees with the position of the parties with respect to a Recurrence Claim, the employee may file a claim with the appropriate Governmental Authority for a determination. In any such case, PCC and D-R shall each have the right to defend its position, with each side bearing the cost of its own defense.


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                                   ARTICLE V
                          EMPLOYEE RELATED LIABILITIES


     5.1. Employee Related Liabilities.

     In order to assist PCC with regard to the satisfaction of the Employee Related Liabilities, PCC and D-R agree as follows:

     (a) Administration. PCC or one or more of its Affiliates shall be solely responsible for administering the Employee Related Liabilities, making such determinations, awarding and denying such benefits, seeking such administrative and judicial rulings and remedies and taking all such other actions as PCC shall deem necessary or appropriate.

     (b)  Notices and Communication.

          (i) PCC has the exclusive right to provide such notices as PCC deems necessary or appropriate to Employees or other beneficiaries regarding any matters related to the Employee Related Liabilities and to any third parties providing services or benefits related to the Employee Related Liabilities.

          (ii) In the event D-R or any of its Affiliates, Successors, Assigns, Lessees or Contractors receives any Communications that are related to the Employee Related Liabilities, D-R shall promptly send, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors promptly to send, such Communications to PCC or its designated Affiliate.


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          (iii) D-R agrees to provide on a monthly basis for a period of 12 months following the Closing Date, the names and social security numbers of any non-Classified Employees hired by D-R or its Affiliates, Successors, Assigns, Lessees or Contractors and further agrees to provide, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to provide, all information in its or their possession or under its or their control reasonably requested by PCC in order to administer and satisfy any Employee Related Liabilities.

     (c) Litigation. PCC shall have the exclusive right to pursue and/or defend currently pending litigation, or to commence and/or defend future litigation, with respect to any issue related to any Employee Related Liabilities, as PCC shall deem necessary or appropriate.

                                   ARTICLE VI
                         Collective bargaining agreement

     6.1. Collective Bargaining Agreement Liabilities.

     In order to assist D-R with regard to the satisfaction of the Collective Bargaining Agreement Liabilities, PCC and D-R agree as follows: (a) Panel Forms.

     (i) Promptly after the Closing, PCC shall provide to D-R the existing panel forms and Contractor Interest Forms, if any, for the Classified Employees on Schedule 3.13(b) of the Acquisition Agreement who were laid off prior to the layoff mandated by Section 8.1(a) of the Acquisition Agreement ("Closing Layoff").


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

     (ii) At the time of the Closing Layoff, PCC shall provide to such Classified Employees the forms that are necessary for such Classified Employees to provide their panel information in accordance with the Collective Bargaining Agreements and shall advise such Classified Employees to return those forms to PCC within the time allowed under the Collective Bargaining Agreements.

     (iii) Within a reasonable period of time after the panel forms must be returned under the Collective Bargaining Agreements, PCC shall provide all forms that have been returned to D-R.

     (iv) PCC shall notify D-R of any Classified Employee on Schedule 3.13(b) of the Acquisition Agreement who failed to submit a panel form as required under the Collective Bargaining Agreements, and PCC and D-R shall cooperate with each other to determine the final status of all Classified Employees on Schedule 3.13(b) of the Acquisition Agreement.

                                  ARTICLE VII
                               DISPUTE RESOLUTION

     Disputes under or alleged violations of this Agreement shall be handled in accordance with the Dispute resolution procedure set forth in Article VII of the Indemnification and Guaranty Agreement.


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

                                  ARTICLE VIII
                                      TERM

     The term of this Agreement shall commence as of the Closing Date and shall continue through the completed satisfaction of all of the Coal Act Liabilities, Post-94 Retiree Medical Liabilities, Workers' Compensation and Federal Black Lung Liabilities and the Employee Related Liabilities.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1. Cooperation.

     (a) To the extent permitted by Law and on a timely basis, D-R agrees to take any reasonable action, provide information and execute any appropriate documents, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to take any reasonable action, provide information and execute any appropriate documents, that PCC reasonably requests in order to assist PCC with regard to the administration and satisfaction of the Coal Act Liabilities, Post-94 Retiree Medical Liabilities, Workers' Compensation and Federal Black Lung Liabilities and the Employee Related Liabilities. Upon written request by D-R, PCC shall reimburse D-R for costs above $10,000 per year that are reasonably incurred by D-R or its Affiliates as a result of actions taken by it or them under this Agreement. Prior to payment of such costs, PCC shall be entitled to receive a detailed invoice of such costs from D-R if so requested by PCC.

     (b) PCC and D-R shall cooperate with each other to determine the timing and manner of transferring the Books and Records to D-R after the Closing, provided, however, that D-R or its Affiliates shall have immediate access to all such Books and Records while still in the possession of PCC (including, without limitation, access to the forms described in Section 6.1 hereof) and provided, further, that PCC or its Affiliates shall have reasonable access to, and shall be allowed


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

          to copy at its sole expense, any Books and Records to which PCC reasonably believes it needs access or for which PCC reasonably believes it needs copies after the Closing.

     (c) PCC, its Affiliates, successors and assigns shall have reasonable access to, and shall be allowed to copy at their sole expense, any title abstracts, title files, records, deeds or other title documents related to their real property interests. D-R, its Affiliates, successors and assigns shall have reasonable access to, and shall be allowed to copy at their sole expense, any title abstracts, title files, records, deeds or other title documents related to the Real Property.

     (d) PCC or its Affiliates and D-R or its Affiliates will jointly work with the respective Commissioners of Revenue to prepare new tax assessments for the Real Property and PCC's retained real property. The parties have used commercially reasonable efforts to include the correct tax ticket numbers in an exhibit to be attached to and referenced in the Conveyance Deeds in order to identify the Real Property being transferred to D-R. To the extent it is later determined that different tax ticket numbers should have been included on or removed from the Conveyance Deeds, each party agrees to take any reasonable action, provide information and execute any appropriate documents, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to take any reasonable action, provide information and execute any appropriate documents, that the other party reasonably requests in order to ensure that the Conveyance Deeds reference the tax ticket numbers associated with the actual Real Property transferred to D-R.

     9.2. Continuing Obligations.

     Any failure by PCC or by D-R or its Affiliates, Successors, Assigns, Lessees, or Contractors to comply with any of their obligations in this Agreement shall not relieve PCC or D-R of any of their Liabilities or obligations under the Acquisition Agreement.

     9.3. D-R Communication with Third Parties.

     Unless otherwise agreed to in writing by PCC or except as permitted specifically by this Agreement and the Acquisition Agreement, neither D-R nor any of its Affiliates, Successors, Assigns, Lessees or Contractors will make any public statements or communicate with the UMWA, the United Mine Workers of America Combined Benefit Fund, the 1992 UMWA Benefit Plan, the UMWA Pension Plans, any beneficiary of any Employee Benefit Plan, or any other Person or entity (collectively, "Third Parties") with respect to or concerning the Coal Act Liabilities, Post-94 Retiree Medical Liabilities, Workers' Compensation and Federal Black Lung Liabilities and the Employee Related Liabilities. Notwithstanding the foregoing, in the event PCC fails to take such actions as are necessary to comply with its obligations under the Acquisition Agreement and this Agreement with respect to any of the Coal Act Liabilities, Post-94 Retiree Medical Liabilities, Workers' Compensation and Federal Black Lung Liabilities or the Employee Related Liabilities within a reasonable time after receiving notice from D-R that attempts have been or are being made to obtain information concerning or to impose any of the Coal Act Liabilities, Post-94 Retiree Medical Liabilities, Workers' Compensation and Federal Black Lung Liabilities or the Employee Related Liabilities on D-R or any of its Affiliates, Successors, Assigns, Lessees or Contractors, D-R shall be permitted to communicate with the appropriate Third Party regarding PCC's obligations with respect to such Coal Act Liabilities, Post-94 Retiree Medical Liabilities, Workers' Compensation and Federal Black Lung Liabilities or the Employee Related Liabilities. In addition, notwithstanding anything in the foregoing to the contrary, in the event any Third Party contacts D-R to inquire about PCC's or any of its Affiliates obligations with respect to such Coal Act Liabilities, Post-94 Retiree Medical Liabilities, Workers' Compensation and Federal Black Lung Liabilities or the Employee Related Liabilities under this Agreement, D-R is permitted to direct such Third Party to contact PCC for additional information.

     9.4. Litigation Support.

     In the event and for as long as PCC is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand related to the Coal Act Liabilities, Post-94 Retiree Medical Liabilities, Workers' Compensation and Federal Black Lung Liabilities and the Employee Related Liabilities, D-R will, to the extent reasonable, cooperate, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to cooperate, with PCC and its counsel in the contest or defense, make available their personnel and provide such testimony and access to their books, documents and records as shall be reasonably necessary in connection with the contest or defense.

     9.5. Confidentiality.

     Except as otherwise provided in this Agreement, each party hereto covenants and agrees to keep confidential the existence of this Agreement and the contents of this Agreement at all times while any provision of this Agreement is in force, unless and to the extent that a party shall be required to disclose the same by generally accepted accounting principles, Law or judicial order or decree or administrative regulation or order or in order to comply with its obligations hereunder; provided, however, that any party that believes it may be required to disclose this Agreement or any provisions hereof shall promptly notify the other hereto in writing and afford such other party the opportunity to determine whether disclosure is in fact required or if the scope of the required disclosure can be reduced and provided further, however, that notwithstanding anything in this Section 9.5 or in Section 9.3 hereof to the contrary, without notifying the other party, any party may disclose the existence and contents of this Agreement:

     (a) to any employees within the party's organization who need to know of this Agreement in order for the party to comply with its obligations hereunder, so long as such employees at the time of disclosure are required to comply with this Section 9.5;

     (b) to D-R's Affiliates, Successors, Assigns, Lessees, Contractors and their employees, attorneys, accountants, consultants and lenders who need to know of the Agreement, so long as such entities and persons agree to comply with this Section 9.5;

     (c) to any third-party contractor whose services the party requires in order for the party to comply with its obligations hereunder so long as such contractor is contractually obligated to comply with this
          Section 9.5;

     (d) in the financial statements of the party as required by generally accepted accounting principles; or

     (e) to any attorneys, accountants, consultants or lenders of a party for whom the party agrees to be responsible for the compliance herewith.

     9.6. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, but without reference to the choice of law provision thereof.

     9.7. Successors and Assigns.

     This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that PCC may assign its rights hereunder to any Affiliate of PCC after the Closing Date without the consent of D-R and D-R may assign its rights hereunder to any Affiliate of D-R after the Closing Date without the consent of PCC.

     9.8. Notices and Payments.

     All Communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or within five (5) days of being mailed by registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 9.8:

If to PCC:                    Pittston Coal Company
                              448 N.E. Main Street
                              P.O. Box 5100
                              Lebanon, Virginia 24266
                              Attention: President


With a copy to:               Pittston Coal Company
                              c/o The Pittston Company
                              1801 Bayberry Court
                              P.O. Box 18100
                              Richmond, Virginia 23226-8100
                              Attention: General Counsel


And a copy to:                Hunton & Williams
                              Riverfront Plaza, East Tower
                              951 East Byrd Street
                              Richmond, Virginia 23219
                              Attention: Louanna O. Heuhsen, Esq.


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

If to D-R:                    Dickenson-Russell Coal Company, LLC
                              c/o Alpha Natural Resources, LLC
                              406 West Main Street
                              Abingdon, Virginia 24212
                              Attention:  Vice President

With a copy to:               First Reserve Corporation
                              411 West Putnam, Suite 109
                              Greenwich, Connecticut  06830
                              Attention: Alex T. Krueger

                              First Reserve Corporation
                              1801 California Street, Suite 4110
                              Denver, Colorado  80202
                              Attention:  Thomas R. Denison

                              Bartlit Beck Herman Palenchar & Scott
                              1899 Wynkoop Street, Suite 800
                              Denver, Colorado  80202
                              Attention:  James L. Palenchar, Esq.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                DICKENSON-RUSSELL COAL COMPANY, LLC


                                By: /s/ Anthony McGartland
                                ---------------------------------------------
                                Name: Anthony McGartland
                                Title: President


                                PITTSTON COAL COMPANY

                                 By: /s/ Michael D. Brown

                                 Name:  Michael D. Brown
                                 Title: Vice President - Development and
                                        Technical Resources





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